Exhibit 99.1

                   PortalPlayer, Inc. Reports Record Revenue
      and Profitability in Q4 2004; Q4 Revenue Increases 75% Sequentially
                      and Net Income Reaches $10.5 Million


    SANTA CLARA, Calif.--(BUSINESS WIRE)--Jan. 20, 2005--PortalPlayer, Inc. (Nasdaq:PLAY), the leading provider of comprehensive platform solutions for hard disk drive-based personal media players, today announced financial results for the fourth quarter and fiscal year ended December 31, 2004.
    Net revenue for the fourth quarter of fiscal 2004 was $44.7 million, up from $25.6 million in the third quarter of 2004 and $8.1 million in the fourth quarter of 2003. Net income for the fourth quarter of 2004 was $10.5 million, or an income of $0.50 per diluted share based on 21.1 million weighted average shares outstanding. The effective tax rate for the fourth quarter was about 3 percent. Net income in the third quarter of 2004 was $3.2 million, or $0.18 per diluted share, based on 17.4 million weighted average shares outstanding, and net loss in the fourth quarter of 2003 was approximately $759,000, or a loss of $6.54 per share based on 116,095 basic weighted average shares outstanding.
    PortalPlayer reports net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation charges. In the fourth quarter of 2004, non-GAAP net income was $11.2 million, or $0.53 per diluted share. This compares with non-GAAP net income of $4.6 million, or $0.26 per diluted share, in the third quarter of 2004 and a net loss of approximately $640,000, or a loss of $5.51 per share, in the fourth quarter of 2003.
    In November 2004, PortalPlayer raised $113.6 million in net proceeds to the company from its initial public offering of approximately 7.2 million shares of common stock, which includes 937,500 shares from the underwriters' full exercise of the over-allotment option. Total cash and cash equivalents at the end of the fiscal year was $58.9 million and short-term investments totaled approximately $64.7 million.

    Fiscal 2004

    Net revenue for fiscal 2004 was $92.6 million, up from $20.9 million for fiscal 2003. Net income for fiscal 2004 was $10.4 million, or $0.57 per diluted share based on 18.1 million weighted average shares outstanding. This compares with a net loss of $8.0 million, or a loss of $124.17 per share based on 64,800 basic weighted average shares outstanding in 2003. Non-GAAP net income for fiscal 2004 was $16.2 million, or $0.89 per diluted share, compared with a non-GAAP net loss of $7.6 million, or a loss of $116.87 per share in fiscal 2003.
    "2004 was a year of many financial and business achievements for PortalPlayer," said Gary Johnson, president and chief executive officer of PortalPlayer. "We more than quadrupled our revenue year over year, became profitable and completed one of the most successful technology IPOs of 2004. We are very pleased to have also successfully diversified our customer base throughout the year to include leading brands worldwide," said Mr. Johnson.

    Customer Highlights

    -- PortalPlayer's most recent platform, the Photo Edition, has recently resulted in new innovative products by Apple
        Computer, Gateway, Reigncom (iRiver), Samsung and Tatung.

    -- In addition, during 2004, the company's Audio Edition platform was chosen by Aigo, Aiwa, Apple Computer, Bang and Olufsen, BenQ, Medion, Mitac, Olympus, Philips, RCA, Rio, ROC Digital, Roland, Samsung and Virgin Electronics for their products.

    "In 2005, we intend to continue to focus our product development efforts on the feature-rich segments of the personal media player market as well as launch a new platform generation that will enable our customers to continue to offer innovative, industry-leading products," said Mr. Johnson.

    Current Financial Outlook for First Quarter 2005

    The following outlook statements are based upon current expectations. These statements are forward-looking, and actual results could differ materially.

    Coming off of a strong fourth quarter revenue base, the company currently expects first quarter 2005 revenue to be better than the typical seasonal decline historically seen by the consumer electronics industry, resulting in first quarter revenue being only 10 to 20 percent lower sequentially. GAAP net income per diluted share for the first quarter is expected to be in the range of $0.16 to $0.19, based on approximately 26.0 million weighted average shares outstanding. The effective tax rate for the first quarter is expected to be 25 percent, which takes into consideration, among other factors, the company's net operating loss carryforwards for income tax purposes. Non-GAAP net income per diluted share, which excludes approximately $400,000 of stock-based compensation charges, is expected to be in the range of $0.18 to $0.21. Operating expenses are expected to be approximately $9.6 million. The company expects to continue to generate positive operating cash flow.

    Conference Call

    The company will hold a conference call at 2:30 pm Pacific Time today, January 20, 2005, to discuss the fourth quarter and fiscal 2004 financial results. To participate, please dial (913) 981-5572 at approximately 2:20 pm PT. A live webcast of the conference call will be available via the investor relations page of the company's website at www.portalplayer.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. A recording of the conference call will be available for one week, starting one hour after the completion of the call, until February 3, 2005. The phone number to access the recording is (719) 457-0820, and the passcode is 114335. An archived webcast replay will be available on the web site for 12 months.

    About PortalPlayer

    PortalPlayer, Inc., headquartered in Santa Clara, California, is a fabless semiconductor company that designs, develops and markets comprehensive platform solutions, including a system-on-chip, firmware and software for manufacturers of feature-rich, hard disk drive-based personal media players.

    Safe Harbor Statement

    Except for the historical information contained herein, the matters set forth in this press release, including statements as to future development efforts, future introduction of products and technology, the expected benefits of PortalPlayer's products and technology, future financial results including revenue, net income, expenses, tax rates and cash flow, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends," "expected," "believes," "anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including cancellation or reduction of orders, shortage of other components necessary to complete the system, successful development of new platforms or other products, delays in future product introductions, defects in products, decreases in average selling prices of products, the impact of technological advances, the ability of PortalPlayer to compete against parties with greater financial or other resources and other risks detailed in PortalPlayer's Prospectus dated November 18, 2004 as filed with the SEC and from time to time in PortalPlayer's SEC reports. These forward-looking statements speak only as of the date hereof. PortalPlayer disclaims any intent or obligation to update these forward-looking statements.

    PortalPlayer, the PortalPlayer logo, Photo Edition and Audio
Edition are trademarks of PortalPlayer, Inc. All other trademarks or registered trademarks are the property of their respective owners.





                          PORTALPLAYER, INC.

            CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
               (In thousands, except per share amounts)

                                Three Months Ended       Years Ended
                               --------------------  -----------------
                                    December 31,        December 31,
                               --------------------  -----------------
                                 2004       2003      2004      2003
                               ---------  ---------  --------  -------
Net revenue                     $44,724    $8,083    $92,563 $ 20,939
Cost of revenue                  25,307     5,039     53,743   12,274
                               ---------  ---------  --------  -------
  Gross profit                   19,417     3,044     38,820    8,665

Operating expenses:
    Research and development      5,327     2,413     14,823   11,103
    Selling, general and
     administrative               2,795     1,272      7,605    5,072
    Stock-based compensation        735       119      5,797      473
                               ---------  ---------  --------  -------
          Total operating
           expenses               8,857     3,804     28,225   16,648

Operating income (loss)          10,560      (760)    10,595   (7,983)
Interest and other income
 (expense), net                     263         1        269      (63)
                               ---------  ---------  --------  -------
Income (loss) before income
 taxes                           10,823      (759)    10,864   (8,046)
Provision for income taxes          309        --        481       --
                               ---------  ---------  --------  -------
Net income (loss)               $10,514    $ (759)   $10,383 $ (8,046)
                               =========  =========  ======== ========

Basic net income (loss)
 per share                      $  0.85    $(6.54)   $  2.46 $(124.17)
                               =========  =========  ======== ========
Diluted net income (loss)
 per share                      $  0.50    $(6.54)   $  0.57 $(124.17)
                               =========  =========  ======== ========

Shares used in computing basic
 and non-GAAP basic net income
 (loss) per share                12,382       116      4,224       65
                               =========  =========  ======== ========

Shares used in computing
 diluted and non-GAAP diluted
 net income (loss) per share     21,105       116     18,128       65
                               =========  =========  ======== ========

Non-GAAP net income (loss) (1)  $11,249    $ (640)   $16,180 $ (7,573)

Non-GAAP basic net income
 (loss) per share (1)           $  0.91    $(5.51)   $  3.83 $(116.87)
                               =========  =========  ======== ========
Non-GAAP diluted net income
 (loss) per share (1)           $  0.53    $(5.51)   $  0.89 $(116.87)
                               =========  =========  ======== ========



                           Reconciliation of GAAP Net Income (Loss) to
                           -------------------------------------------
                                     Non-GAAP Net Income (Loss)
                           -------------------------------------------
                               Three Months Ended       Year Ended
                           -----------------------  ------------------
                                  December 31,         December 31,
                           -----------------------  ------------------
                                 2004        2003      2004      2003
                           -------------  --------  --------- --------

 GAAP net income (loss)         $10,514     $(759)   $10,383  $(8,046)
 Stock-based compensation           735       119      5,797      473
                           -------------  --------  --------- --------
 Non-GAAP net income (loss)     $11,249     $(640)   $16,180  $(7,573)
                           =============  ========  ========= ========


(1) To supplement our consolidated financial statements presented in accordance with GAAP, we have shown above a non-GAAP measure of net income (loss), which is adjusted from results based on GAAP to exclude stock-based compensation. This non-GAAP measure is provided to enhance the user's overall understanding of our historical financial performance. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding stock-based compensation expenses.



                          PORTALPLAYER, INC.

                 CONDENSED CONSOLIDATED BALANCE SHEET
                            (In thousands)


                                                      December 31,
                                                 ---------------------
                                                   2004         2003
                                                 ---------   ---------

                           ASSETS
Current assets:
   Cash and cash equivalents                     $ 58,892     $10,778
   Short-term investments                          64,708          --
   Accounts receivable                             20,080       4,982
   Inventory, net                                   1,762         996
   Prepaid expenses and other current assets        1,872         434
                                                 ---------   ---------
           Total current assets                   147,314      17,190
   Property and equipment, net                        661         948
   Other assets                                       521         526

                                                 ---------   ---------
           Total assets                          $148,496     $18,664
                                                 =========   =========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
   Current liabilities:
     Bank borrowings, net                        $     --     $ 1,588
     Accounts payable                               1,290       2,800
     Accrued liabilities                            4,195       1,950
     Deferred revenue                               4,024       1,156
     Income taxes payable                             479          --
     Deferred rent                                     55          81
                                                 ---------   ---------
           Total current liabilities               10,043       7,575

   Deferred rent                                        5          60
   Bank borrowings, long-term, net                     --         442

                                                 ---------   ---------
           Total liabilities                       10,048       8,077
                                                 ---------   ---------

Convertible preferred stock                            --      83,163

Stockholders' equity (deficit):
   Common stock                                   205,468         585
   Note receivable from stockholder                    --        (594)
   Deferred stock-based compensation               (4,799)         --
   Other comprehensive income (loss)                  (37)         --
   Accumulated deficit                            (62,184)    (72,567)
                                                 ---------   ---------
           Total stockholders' equity
            (deficit)                             138,448     (72,576)
                                                 ---------   ---------
           Total liabilities, convertible
            preferred stock and stockholders'
            equity (deficit)                     $148,496     $18,664
                                                 =========   =========




    CONTACT: PortalPlayer, Inc.
             S. Olav Carlsen, 408-521-7000
                 or
             Mozes Communications LLC
             Kristine Mozes, 781-652-8875